UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 5, 2025

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On August 11, 2025, Natural Gas Services Group, Inc. (the “Company”) issued a press release announcing its results of operations for second quarter ended June 30, 2025. The press release issued August 11, 2025 is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K. Natural Gas Services Group’s annual report on Form 10-K and its reports on Forms 10-Q and 8-K and other publicly available information should be consulted for other important information about Natural Gas Services Group, Inc.

The information in this Current Report on Form 8-K, including Exhibit No. 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On August 5, 2025, Brian L. Tucker, President and Chief Operating Officer of the Company, the Company’s management and its Board of Directors, collectively reached a decision regarding Mr. Tucker’s transition from the Company due solely to the unfortunate and unexpected family loss which changed his personal circumstances. Mr. Tucker’s transition will take place over the next several months with a target end date of October 31, 2025.

In connection with Mr. Tucker’s transition, we entered into a Transition and Mutual Separation Agreement dated August 8, 2025 with Mr. Tucker (the “Agreement”). The following is a summary of the material features of the Agreement:

•The separation date shall be October 31, 2025, or as mutually extended (the “Separation Date”).
•The terms of Mr. Tucker’s employment agreement dated October 10, 2023 (the “Employment Agreement”) shall continue in effect through the Separation Date including the successful transition of all of his duties and responsibilities to other employees as directed by the Chief Executive Officer.
•A cash bonus under the Company’s Annual Incentive Bonus Plan will be paid at the “target” level pro-rated from January 1, 2025 through the Separation Date.
•All outstanding restricted stock units will vest on a pro rata basis through the Separation Date.
•All outstanding performance stock units will vest based on the “target” award amount set forth in each award on a pro rata basis through the Separation Date.
•After the Separation Date, Mr. Tucker will remain subject to the clawback provision of the Employment Agreement, the regulations of the New York Stock Exchange or the Company’s Clawback Policy.
•Mr. Tucker’s Non-Compete Agreement dated October 9, 2023 shall remain in effect pursuant to its terms for 12 months after the Separation Date.

The foregoing description of the Agreement is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)         Exhibits

The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Transition and Mutual Separation Agreement between Natural Gas Services Group, Inc. and Brian L. Tucker dated August 8, 2025.
99.1	Press release issued August 11, 2025.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	August 11, 2025	By:	/s/ Justin C. Jacobs

Justin C. Jacobs
Chief Executive Officer
(Principal Executive Officer)